Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation of Form S-4 of Evans Brewing Co Inc. (EBC) (formerly Alpine 3, Inc.) of our report dated February 7, 2014, relating to the financial statements of EBC for the period from June 18, 2013 (inception) to December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

January 26, 2015